Exhibit 10.1

AMENDMENT NO.1 TO EMPLOYMENT AGREEMENT
THIS AMENDMENT NO.1 (this “Amendment”) to the Amended and Restated Employment Agreement by and between James C. Foster (the “Executive”) and Charles River Laboratories International, Inc., a Delaware corporation (the “Company” and, hereinafter collectively referred to as “parties”), dated as of May 18, 2021 (the “Employment Agreement”), is entered into by and between the Company and Executive as of May 20, 2025. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Employment Agreement.
WITNESSETH:
WHEREAS, the Executive currently serves as the Chairman, President and Chief Executive Officer of the Company pursuant to the terms of the Employment Agreement;
WHEREAS, pursuant to Section 1 of the Employment Agreement, the parties mutually desire to extend the Employment Term by one (1) additional year while maintaining the existing terms and conditions of the Employment Agreement, except as expressly modified herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
AMENDMENT TO THE EMPLOYMENT AGREEMENT.
Section 1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
Term. The employment term (the “Employment Term”) of Executive’s employment under this Agreement shall be for the period commencing on May 18, 2021 (the “Effective Date”) and ending on February 12, 2027, subject to earlier termination pursuant to Section 7 hereof. Thereafter, the Employment Term may be extended by the parties’ mutual agreement and with an affirmative vote of a majority of the independent members of the Board of Directors of the Company (the “Board”) for a specified consecutive period (an “Extended Term”). The period from February 13, 2026 through February 12, 2027 shall constitute the first “Extended Term” approved in accordance with this Section. For any subsequent extension(s) of the Employment Term after the Extended Term, the same affirmative vote of a majority of the independent members of the Board shall be required.
RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Employment Agreement are confirmed, approved and ratified, and the Employment Agreement, as amended by this Amendment, shall continue in full force and effect. Any reference to the Agreement in the Employment Agreement shall mean the Employment Agreement as amended by this Amendment.
COUNTERPARTS. This Amendment may be executed simultaneously in two or more counterparts (including by electronic signature and PDF), each of which shall in such event be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Employment Agreement to be executed as of the day and year first above written.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

By:	/s/ Matthew L. Daniel
Name:	Matthew L. Daniel
Title:	Corporate Senior Vice President, General
Counsel, Corporate Secretary & Chief
Compliance Officer
DULY AUTHORIZED BY AN
AFFIRMATIVE VOTE OF A MAJORITY
OF THE INDEPENDENT MEMBERS OF
THE BOARD OF DIRECTORS

EXECUTIVE
By:	/s/ James C. Foster
Name:	James C. Foster

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